 Exhibit 99.1

AKOYA BIOSCIENCES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

MARLBOROUGH, Mass., June 7, 2023 (GLOBE NEWSWIRE) -- Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced it has launched an underwritten public offering of shares of its common stock (the “Offering”). In addition, Akoya expects to grant the underwriters a 30-day option to purchase additional shares of its common stock. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Akoya intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Morgan Stanley and Piper Sandler, are acting as joint book-running managers for the Offering.

The securities described above are being offered by Akoya pursuant to a shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on November 21, 2022. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering will be filed by Akoya with the SEC and will be available on the SEC’s website at www.sec.gov. A final prospectus supplement and the accompanying prospectus relating to the Offering will be filed by Akoya with the SEC. The Offering will be made only by means of a prospectus, including a prospectus supplement, that forms part of the registration statement referred to above. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may be obtained by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by phone at 1-866-718-1649 or by email at prospectus@morganstanley.com and Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Maill J12S03, Minneapolis, Minnesota 55402, by telephone at 1-800-747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. Akoya offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including with respect to the closing of the Offering. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause Akoya’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Akoya assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Priyam Shah
Sr. Director, Investor Relations
Akoya Biosciences
investors@akoyabio.com

Media Contact:

Christine Quern
617-650-8497
media@akoyabio.com